                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934


          Date of Report (Date of earliest event reported) May 9, 2000






                         WINNERS INTERNET NETWORK, INC.
                       (Name of registrant in its charter)


          NEVADA                    000-26665                       91-1844567
 (State of incorporation)           (Commission       (I. R. S. Employer Identification No.)
                                    File Number)


                                145 OVIEDO STREET
                          ST. AUGUSTINE, FLORIDA 32084

          (Address and telephone number of principal executive offices and principal place of business)



                                  (904)824-7447
               (Registrant's telephone number including area code)




                       GLENNAIRE FINANCIAL SERVICES, INC.
            (Former name of registrant, if changed since last report)



                          3158 REDHILL AVE., SUITE 240
                          COSTA MESA, CALIFORNIA 92626
          (Former address of registrant, if changed since last report)


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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Winners Internet Network, Inc. and its subsidiary.

Safe Harbor Statement

         This Form 8-K contains certain forward-looking statements. For this purpose any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as may, will, expect, believe, anticipate, estimate or continue or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by us to successfully develop business relationships.

Item 1. Changes in Control of Registrant.

We completed our acquisition of 100% of the issued and outstanding common shares of Glennaire Financial Services, Inc., a private Utah public reporting company
(GFS), in exchange for approximately 10,000 shares of us. We plan to merge GFS into us in the future. At the present time,GFS is a wholly-owned subsidiary.

                                INVESTMENT RISKS

LIMITED OPERATING HISTORY

         We have recorded revenues and a profit for the fiscal year ended December 31, 1999. However, we recorded losses for the past two fiscal years. An investment in our stock is very risky. Potential investors should carefully consider the factors discussed in this registration statement before purchasing our common stock.

COMPETING TECHNOLOGICAL DEVELOPMENT

         Internet industries are subject to rapid technological change and our ability to successfully market our products, improve our products and to respond effectively to new technological changes or new product announcements will affect our results of operations. Other companies may develop new technology and systems similar to ours which could materially affect our results in operation.

RELIANCE ON A THIRD PARTY MAINTAINED SYSTEM

         We rely on the CyberLink Monetary System to complete the processing of Internet transactions using our Winners Processing System. The CyberLink Monetary System is a data processing center based in Vaduz, Liechtenstein and is the entity that provides the link between the customer, merchant and banking credit card authorization centers. Our Winners processing System software interfaces with the CyberLink Monetary System data processing which is the link between the credit card company and the issuing credit card banking institution.


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POTENTIAL REGULATION OF INTERNET GAMING

         Internet gaming legislation is pending before the United States Congress. Regulation could require us to modify our software and that of the CMS Debit Card described below to accommodate regulatory restrictions. AS OF THE DATE OF THIS FILING CONGRESS HAS FAILED TO MAKE A DEFINITIVE DECISION. We cannot provide assurances that if regulations are imposed that we will be able to modify our software to comply with such regulation or that such regulation would not have an adverse effect on the market for our software in general by curtailing Internet gaming.

UNPROVEN TECHNOLOGY AND SOFTWARE APPLICATIONS

         We estimate that the time frame for the CMS Debit Card is on or about the 4th quarter of 2000 through the 1st quarter of 2001.

         We cannot assure that the CMS Debit Card will interface with our customers or other vendors, nor that our CMS Debit Card can compete with debit cards now available through other banks.

COMPETITION

         We are in competition with companies such as Star Net and MPact Media in regard to Internet gaming financial processing. These companies provide the credit card processing similar to us. Our services are also expanded to facilitate financial processing in multi-currencies including, but not limited to, the British pound, the German marc, the Canadian dollar, the Australian dollar, the Swiss franc, the French franc and the Dutch gilder. Our competitors also perform a type of payout service which returns funds to customers via credit cards and checks while our services are also expanded to facilitate refunds to customers via credit cards and check disbursements in the customer's currency where they reside. We currently have customers in 16 countries which represent 8 different currencies. We are able to send payments to these customers in their own currency where its competitors would have to send the customers a check in U.S. dollars.

         We have not been accepted by most Internet casinos as we serve only 17 websites. In this regard, we have refused to accept deposits from the player who resides in an illegal jurisdiction. We consider an illegal jurisdiction to include any state or country where there is a law which makes it illegal to participate in on-line gaming. It is believed that this decision by our management to prevent play from these jurisdictions is the reason that we serve only 17 websites.

TRADEMARKS, LICENSE AND INTELLECTUAL PROPERTY

         Our proprietary software is a material aspect of our business. We rely upon a combination of licenses, confidentiality agreements and other contractual covenants to establish and protect our technology and other intellectual property rights. If we infringe on the intellectual property of another party we could be forced to seek a license to those intellectual property rights of the third party. If we are required to obtain a license to another party's proprietary rights, that license could be expensive, if we could obtain it at all. Although we do not believe that our intellectual property infringes on the rights of any other party, third-parties may assert claims for infringement which may be successful or require substantial resources to defend. In addition our confidentiality agreements may not effectively prevent copying and disclosure of our technology and may not provide us with an adequate remedy if unauthorized disclosure occurs.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

         We were incorporated in the state of Washington on May 23, 1967 as Empire Exploration, Inc. Empire Exploration was involved in the business of purchasing and exploring mining properties but ceased such operations in 1992. In July of 1988 Empire Exploration, Inc. changed its name to Comstock-Empire International, Inc. (A "Comstock-Empire"). Winners Internet Network, Inc. was incorporated in the state of Nevada on July 16, 1997. On July 21, 1997, Comstock-Empire merged with Winners Internet for the sole purpose of changing its domicile from Washington to Nevada. Winners Internet is a Nevada corporation authorized to do business in the state of Florida and the countries of Austria and Liechtenstein.

         On July 31, 1997 Winners Internet acquired Davki Agency LTD, a Delaware corporation (Davki Agency). Davki Agency was incorporated on June 16, 1997 and held the license to the test prototype of proprietary software we currently use. Pursuant to the terms of the acquisition Winners Internet issued 8,000,000 common shares for 100% of the 1,500 common shares of Davki Agency and Davki Agency became a wholly owned subsidiary of Winners Internet. Davki Agency was later dissolved in December of 1997.

         We develop and own proprietary software and technology which processes financial transactions for Internet commerce. Initially the software and processing system was used exclusively for processing credit cards for payment to Internet on-line licensed casinos. The system was also used to provide accounting and transaction history for the on-line casino tracking all deposits and payments from and to the casino customer. The system was also used to provide players with full tracking of all deposits and transfers to casinos for play. In addition, the system was interfaced with banks for payment to players for withdrawal from their accounts or payments for winnings. The system was developed to handle all type of internet transactions to connect the customer to the merchant, handle the processing of payments for goods or services, provide an accounting to the merchant and the customer, and process customer requests for transfer to merchants or repayment for refunds at the request of the merchant or customer. In specific reference to Internet casino play, the software was able to identify the jurisdiction that the transaction began to prevent illegal jurisdictions from having access to the Internet gaming sites for play. The advantage to the customer in use of the system was that all transactions required a second tier for approval requiring password entry in an attempt to prevent fraud. The system was linked to established banking structures in Europe including LGT Bank in Liechtenstein and BTV Bank in Austria, both of which were used for processing the transaction via credit card authorization centers.

           Our administrative offices are located in St. Augustine, Florida which manages the overall operations, including licensing agreements, corporate accounting and communications with the public. Our operations center is located in located in Ruggell, Liechtenstein which maintains, monitors and manages our processing, technical operations and merchant and customer accounting records. The European Division programs software, creates upgrades as needed, monitors our bank processing, and prepares graphics for our web site and for other publications. Our multi-lingual programmers monitor the functions performed by this division. We have recently begun processing e-commerce transactions in the first quarter of 2000 in order to expand the available market. These new markets are located in Europe where the greatest emphasis for growth is being placed by us.

         In the first quarter of 2000, we completed negotiations and acquired a 19% interest in the Internet Service Provider in Liechtenstein. SupraNet AG has been in existence since 1995 and is a very successful provider with offices in Ruggell, Liechtenstein. SupraNet has provided us with the ability to house our servers for immediate access to the Internet Hub by providing a direct connection to the world wide web. The expansion capabilities with this location and ownership has enabled us to be able to offer hosting of web sites coupled with processing availability with the Winners System. This has also enabled us to be able to look forward to the e-commerce expansion that we are seeking.

         The following describes the typical transaction which would be the same for any type of e-commerce. Software can be modified to accommodate all transaction processing that wishes to offer their goods and services via the
Internet:

         After the customer has gone to a site that is processed by us, the customer would select a method of payment for goods or services. In the case of both gaming or e-commerce the credit cards accepted or other method of payment such as Western Union will be shown on the site. Once a payment request is made by the customer, the customer's transaction will immediately be sent via Internet with encrypted transmission to the processing center in Ruggell, Liechtenstein. The processing software simultaneously submits through the CyberLink Monetary System the card for approval via the credit card authorization company. CyberLink Monetary System has the existing accounts with all of the payment options that are utilized by us. CyberLink will be discussed in detail later in this filing. Upon approval of the transactions by a credit card company issuing bank, the merchant and customer are simultaneously notified of the approval and the customer receives confirmation that the order has been paid. This format is standard whether the transaction for Internet gaming or e-commerce processing.

          The software provides the merchant with a complete accounting of all transactions which the merchant can access at any time in addition to receiving a monthly statement of all changes that have been credited to the respective accounts. The software provides a complete accounting reconciliation to the merchant in the form of a bank type statement reflecting all income to the merchant and disbursement of monies. Similarly for the customer, the customer has a complete account of all transactions including date, amount, merchant and a historical accounting summary for personal reconciliation and verification purposes.

          The payment function to a customer in connection with Internet gaming allows a customer to request a payment from the merchant from the Internet casino which is then simultaneously transmitted to our processing division for payment request. The processing division verifies the account balance and issues instructions via the CyberLink Monetary System which handles the disbursements to the Internet casino customers. A complete accounting reconciliation for these payments is available to both the merchant and the customer for verification and reconciliation purposes. Our processing system provides a complete transaction and tracking analysis which reconciles the merchant, the customer and the issuing bank for payment which are balanced simultaneously with each transaction.

         We receive a 5.5% fee of the amount of the transaction to the merchant. In addition, if a payment is requested through the Winners System a $5.00 fee is charged for returning funds back to a credit card, a $24.00 fee for an international bank draft check and a $24.00 fee for an international bank wire. All processing fees are based on a per transaction computation. Fees for both Internet e-commerce and Internet gaming are based upon licensee agreements which list the fees for each transaction.

         Winners Secure Online Financial Processing System (A Winners Processing System).

         CyberLink Monetary System (CMS) is a Liechtenstein Company, managed by the Directors of the Intertreuhand Trust, for the beneficial interest of those of our clients for whom we handle financial transaction processing. This structure insures our financial processing clients that their funds are secure, separate, and managed by a licensed trust company. Bank accounts are maintained in the name of CMS on behalf of clients under the trust, and are subject to the full fiduciary and financial privacy laws of Liechtenstein. CMS provides the facility for us to offer financial transaction processing to our clients within a secure and protected financial structure.

         We are the exclusive beneficiary of CMS and are provided protection under Intertreuhand Aktiengesellschaft, an Asset Management Trust that has been licensed by the Government of Liechtenstein since 1954. CMS is managed by Intertreuhand Aktiengesellschaft, which has DDr. Reinhard Proksch serving

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as Managing Director. DDr. Proksch, a Fulbright Scholar, holds dual doctorates in law and information systems and was admitted to practice law in New York
State.

            We rely on CMS to complete the processing of Internet transactions using the Winners Processing System. CMS is a data processing center based in Vaduz, Liechtenstein and is the entity that provides the link between customers, products and services and licensed banking. In July 1998, CMS agreed to exclusively license us as the sole provider of Internet gaming for its data processing operations. The Winners Processing System interfaces with CMS' data processing and the financial transactions processed by CMS are then interfaced with the bank accounts managed by CMS.

         In addition to the e-commerce aspects of its financial transaction processing systems, we are developing an integrated e-commerce initiative of our own, the "-Plus Network". In this regard, we acquired 19% interest in the Internet Service Provider, SupraNet, AG., in Liechtenstein. This acquisition has enabled us and SupraNet to offer expanded services to allow Internet Merchants to house their servers in the facility occupied jointly by SupraNet, AG and us to be able to provide internet hosting of the site and credit card processing ability with the Winners Internet software. The "-Plus Network" is an e-commerce platform consisting of numerous cross-marketed sites under the three main categories of finance, products, and entertainment. We own a broad cross section of URLs ending in the suffix "-Plus", such as www.Banks-Plus.com , www.Loans-Plus.com and the like. With the scarcity of reasonable URL's available, the "-Plus" suffix provides both an easy to remember and easy to communicate web address for many common financial and product offerings, and also permits the building of a family identity among the sites. We plan to develop some of the sites ourself, joint venture others, and refer the remainder to carefully selected and screened outside providers. We intend to monitor the sites and provide a central problem resolution facility, which will build a high level of customer confidence in the "-Plus" family of sites.

         We are also using our solutions to create an integrated "Internet Financial Platform" which allows consumers to engage in all manner of financial transactions on the web - from e-shopping, to banking, to trading of stocks, bonds and mutual funds - with complete security, accountability, tracking, privacy and peace of mind. By combining our proprietary technology and systems with strategic partnerships with major financial players in Europe and the U.S., we are rapidly working to implement this vision. In this regard we completed the lease of our "Processing In Software for Banking" to Intertreuhand, a Liechtenstein Asset Management Trust Company, for the initial payment of Three Million USD.

         We are now actively engaged in expanding the scope of our business operations to embrace the enormous potential of the e-commerce marketplace. As a result of the lease of the Processing Software to Intertreuhand, We recently signed a contract with Winner Market AG, a Swiss e-commerce group, owned by TA Media AG, one of the most successful media enterprise in Switzerland with daily newspapers, magazines, radio and TV stations and more than $400 million in annual revenues. They have chosen Winners Internet's services for its e-commerce transactions for its group of e-commerce sites, including an Internet job marketplace, Swiss real estate marketplace, Swiss vehicle marketplace and a Swiss auction house. We receive a share of revenue on a percentage basis per processed transaction.

         Through our proprietary e-commerce system, we will process all classified advertising placement over the Internet, and are facilitating the company's expansion into online magazine subscriptions and other product lines. This processing technique offers a seamless system interconnecting the customer, merchant and banking institution with approval and financial transaction accounting.

CyberLink Monetary System

         We rely on the CyberLink Monetary System to complete the processing of Internet transactions using our Winners Processing System. The CyberLink Monetary System is based in Vaduz, Liechtenstein and is the entity that provides the link between customers, products and services and licensed banking. The

CyberLink Monetary System is managed by Intertreuhand Aktiengesellschaft. Intertreuhand Aktiengesellschaft is an Asset Management Trust licensed by the Government of Liechtenstein since 1954. Intertreuhand Aktiengesellschaft maintains bank accounts in the name of CMS for the benefit of our clients. The Managing Director of Intertreuhand Aktiengesellschaft is DDr. Reinhard Proksch. DDr. Proksch, a Fulbright Scholar, holds dual doctorates in law and information systems and is one of our directors.

         We became a member of the CyberLink Monetary System in July 1998 when CyberLink Monetary Systems agreed to exclusively license us as the sole provider of Internet gaming for its data processing operations. Our Winners Processing System interfaces with the CyberLink Monetary System's data processing and the financial transactions processed by the CyberLink Monetary System are then interfaced with the bank accounts managed by the CyberLink Monetary System for our clients.

PRODUCT DEVELOPMENT

         Currently, our percentage of gaming business operations derived from U.S. customers is approximately 85%. The U.S. legislation concerning on-line gaming may have a material impact on its operations. This legislation is set to make all forms of Internet gambling illegal for U.S. citizens. If this legislation is passed it will have an impact on our operations since 85% of our gaming revenues would be eliminated. This potential loss of revenue is in regard to our gaming operations only. We also provide financial processing for e-commerce companies unrelated to gaming which would not be affected should legislation occur.

         In July of 1998 CyberLink Monetary System began the development of the CMS Debit Card. We anticipate that CyberLink Monetary System will provide the CMS Debit Card for use in our Gaming System and other e-commerce operations. This card will function like other bank cards, allowing the user to conduct financial transactions on the Internet. We anticipate that it will provide a means for complete accounting of all transactions for either our Internet gaming or other e-commerce transactions. We anticipate that the CMS Debit Card will provide recognition of parity of the Eurodollar and all foreign currencies for Internet commerce. However, CyberLink Monetary System has delayed the launching of the CMS Debit Card pending Internet gaming legislation before the United States Congress and for other technical reasons. It is not known for certain if this card will ever be implemented. Any regulation changes would require the CMS Debit Card to be redesigned with the necessary restrictions on transactions programmed into the system or the card. AS OF THE DATE OF THIS FILING CONGRESS HAS FAILED TO MAKE A DEFINITIVE DECISION.

DISTRIBUTION

         We market our services and products through software licensing agreements with distributors and casinos and sportbooks. We currently have five software license agreements and two distributor agreements. Our license agreement allows the licensee the non-exclusive right to process data by using our software and, to load, use, and copy our software. The license may allow single or multiple processor, single or multiple site, or a national license which is a licensed domicile. The licensing agreement requires that the licensee not have a criminal record, that the software be regarded as secret and confidential and shall remain in the licensee's effective control. The licensee is required to sign a confidentiality agreement as well.

         We have entered into Software Licensing Agreements with the following companies: Maintain, Inc./March 2000, A&W Ltd./July 99, Corporacion CentroAmerica El Tesora Sociedad Anonima February 2000, WorldLink International N.V./October 1999 and Winner Market AG/February 2000.

         These agreements may be terminated for failure to perform consistent with its provisions, bankruptcy by the licensee or if the licensee conducts business in an illegal territory. Principal terms of the Agreements include a one-time license fee of $50,000. There is a yearly renewal fee for a license at $20,000 for maintenance of the license which includes all upgrades and/or new versions of our software to meet industry technical and graphic advances. All processing fees are based on a per transaction computation. Fees for both Internet e-commerce and Internet gaming are based upon licensee agreements which list the fees for each transaction. We receive a range between a fee of 5.5% and 7% of the amount of the transaction to the merchant. In addition, if a payment is requested through the Winners System a $5.00 fee is charged for returning funds back to a credit card, a $24.00 fee for an international bank draft check and a $24.00 fee for an international bank wire.

         We currently have two software distributor agreements. Principal terms of the Agreements include granting the distributor the right to distribute the Gaming System in a specific territory. We must approve all licenses and the distributor agrees to promote our product and our good reputation. The distributor is not our agent and the license cannot be assigned. The commission structure is 25% of the paid and collected licensing fees and net processing fees.

         We currently have two distributors who own the territorial marketing rights for our software license in Australia and New Zealand and one for the Caribbean. In December of 1998 Vaudeville Holding, Inc. became a licensed distributor with the rights to sell the Gaming System in the assigned territory of the Caribbean meaning, but not limited to, Antigua-Barbuda, Aruba, the Bahamas, Belize, Costa Rica, Dominica, Dominican Republic, Granada and St. Kitts. Vaudeville Holdings began its second year of on-line processing with us and currently manages seven gaming web sites. In December of 1998 we entered into a software distributor's licensing agreement with Kenneth Hense, granting Mr. Hense the exclusive right to sell the Gaming System in the countries of Australia and New Zealand. Neither Vaudeville Holding nor Kenneth Hense have sold licenses in 1999.

COMPETITION

         We are in competition with companies such as Star Net and MPact Media in regard to Internet gaming financial processing. These companies provide the credit card processing similar to ours.

TRADEMARKS, LICENSE AND INTELLECTUAL PROPERTY

         Our proprietary software is a material aspect of our business. We rely upon a combination of licenses, confidentiality agreements and other contractual covenants to establish and protect our technology and other intellectual property rights. If we infringe on the intellectual property of another party we could be forced to seek a license to those intellectual property rights of the third party. If we are required to obtain a license to another party's proprietary rights, that license could be expensive, if we could obtain it at all. Although we do not believe that our intellectual property infringes on the rights of any other party, third-parties may assert claims for infringement which may be successful or require substantial resources to defend.

         Our ability to compete effectively will depend in part on our ability to maintain the proprietary nature of our technology through a combination of exclusive licensing and the aggressive continued development of our products. Competition in the Internet market is intense and there can be no assurance that our competitors will not independently develop or obtain patents or technologies that are substantially equivalent or superior to our technology.

GOVERNMENT REGULATIONS

         Changes in government regulations toward Internet gaming could affect our operations concerning our Internet gaming processing. United States citizens in certain state jurisdictions, as well as those in many other countries, are barred from Internet gaming. We currently do not process transactions for any state or territory where gaming is illegal for its citizens. Should those offshore governments that now allow Internet gaming negatively alter their regulations toward the industry, the market for new customers would be greatly reduced and could severely change our revenue projections, growth, and operations. We are monitoring developments in legislation throughout the world and will adhere to all legislative decisions or regulations in this regard. Until we are able to entirely shift processing to non-gaming related activity this would have a serious impact on our processing and license revenue if gaming were to be curtailed in the US Market. Our system will immediately terminate gaming from any illegal jurisdiction. Presently we do not accept any gaming activity from any state or jurisdiction which forbids Internet gaming whether by law. Winners Internet currently does not accept any gaming activity from customers in the U.S. jurisdictions of Florida, Kansas, Louisiana, Missouri, Nevada and Utah, and the overseas jurisdictions of Austria and Japan. There are currently no laws which prohibit e-commerce processing in the U.S. or Liechtenstein.

EMPLOYEES

         We currently have sixteen (16) full time employees and two (2) part-time employees. The Administration Division includes four employees and one part time employee which are located in St. Augustine, Florida. Ten employees and one (1) part-time employee are employed in the European Division and are located in Ruggell, Liechtenstein. We believe we have good relations with our employees and none are covered by any collective bargaining agreement. We anticipate employing two (2) additional employees for the Technical Division within the next fiscal quarter.


         MANAGEMENTS' DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         We have been utilizing our processing software primarily for processing Internet gaming transactions with limited processing of e-commerce business. In view of pending legislation in the US which will severally limit or outlaw Internet gaming for US Citizens, the focus of management is toward the implementation and marketing of e-commerce non-gaming related activity. In this regard, the recent acquisition of a percentage ownership of the Internet Service Provider in Liechtenstein, SupraNet AG, allows us to expand our e-commerce presence by hosting e-commerce sites. In addition, we acquired the rights to the -Plus Network offering in excess of 100 separate Website domains for future processing under the Plus Network. We also recently completed the exclusive lease of our processing software for processing of banking related transactions to CyberLink Monetary System in order to expand our scope of financial processing to other related markets including the most recent signing of a contract with a subsidiary of one of the largest media groups in Switzerland, TA Media. Further, we expanded our board of directors to include leaders in computer software development and management including a MIT graduate and holder of five patents related to internet networks and security, the CEO of a successful Internet Service Provider in Europe, a scholar with a doctorate in information systems, and the former Prime Minister and Minister of Finance in Liechtenstein. It is our goal to expand our operations to include transaction processing for e-commerce in both merchant and financial markets. We currently have added 5 e-commerce sites under the TA Media contract in the past month with the expectations of this increasing at a very rapid rate. The current website is being designed to accommodate new direction by us regarding Internet e-commerce processing. It is expected new sites will be operational during the 2nd quarter of 2000.

         Revenue is recognized when earned on the accrual basis and total revenues consist of license fees, maintenance renewal fees, and processing transaction fees. We recorded net losses for the two years end 1997 and 1998; and a net profit for the last calendar year ending December 31, 1999.

         During the years 1997 and 1998 our programmers were performing consulting services to our first vendor in helping them develop their Internet gaming software. We recognized revenues as the consulting services were performed based upon direct labor hours incurred. We no longer provided consulting services after December 31, 1998.

         LIQUIDITY AND CAPITAL RESOURCES

         Since our inception we have financed our operations primarily through private placements of equity securities. During fiscal years 1997 and 1998 we established our operations and in December of 1998 we granted our first licenses to customers and distributors, but we failed to generate revenues until January of 1999. Management believes that the ratio of expenses to revenues will remain relatively constant now that licensing agreements are in place. However, each licensee has the option to not renew the license after a term of one year. If several licensees opt to not renew we could experience a decrease in our revenues.

         During the fiscal year ended December 31, 1999 we have experienced increased revenues as a result of processing and licensing fees. As of December 31, 1999 cash reserves totaled $1,866 with total current assets of $581,873. 94% of the total current assets are represented by accounts receivable. We posted operating losses during fiscal years 1998 and 1997, but we have posted a net income of $5,067 for the December 31, 1999 fiscal year end. Our total current liabilities were $176,107 as of December 31, 1999 with $173,796 representing accounts payable, which are funds in our possession being processed and which will subsequently be disbursed to vendors, less any processing fees. Our principal commitments as of December 31, 1999 are $2,683 per month for office leases.

         A summary of our audited balance sheets for the years ended December 31, 1999 and 1998 and our balance sheet for the fiscal year ended December 31, 1999 are as follows:

                                                       Years Ended December 31
                                                        1999              1998
                                                     ----------        ----------
Cash/Cash Equivalents                                $    1,866        $   28,857
Current Assets                                          581,873            28,857

Total Assets                                          1,131,013           204,272

Total Current Liabilities                               176,107            13,621

Total Stockholders' Equity                              945,718           190,651

Total Liabilities & Stockholder Equity                1,131,013           204,272

         We have relied on equity transactions for funding of our business operations. During fiscal year 1997 we sold 2,539,912 common shares for $112,700. During fiscal year 1998 we sold an aggregate of 2,435,000 common shares for $919,750. During the fiscal year ended December 31, 1999 and through the first quarter of 2000 we sold an aggregate of 572,359 common shares for $1,042,500. We have also issued common shares in exchange for services rendered to us by third-parties. We issued an aggregate of 1,521,358 common shares during 1998 for payments for our software and for computer equipment. During 1999 and through the first quarter of 2000 we issued 1,932,500 shares for services of which 1,700,000 were issued for public relations and marketing services. We also issued 120,000 shares in connection with the acquisition of a 19% interest in SupraNet AG and 2,045,284 the Plus Network Platform acquisition and other technology, services, and computer equipment from Intertreuhand Aktiengesellschaft.

         We have made a transition to the e-commerce market with our existing structure. However, in order to fully expand worldwide into the e-commerce marketplace we anticipate that we will need up to $3,000,000 in order to continue our growth in this area. We expect that we will need additional programmers, staff and technical support. Management will evaluate our needs as we expand into this new area of operations and we may need to form new alliances with other Internet companies before we realize an expansion into the e-commerce market.

         We anticipate the need for additional funds and we are currently evaluating the availability of external financing. However, we can not assure that funds will be available from any source, or, if available, that we will be able to obtain the funds on terms agreeable to us. Also, the acquisition of funding through the issuance of debt could result in a substantial portion of our cash flows from operations being dedicated to the payment of principal and interest on the indebtedness, and could render us more vulnerable to competitive and economic downturns.

         Any future securities offerings will be effected in compliance with applicable exemptions under federal and state laws. The purchasers and manner of issuance will be determined according to exemptions available to us. At this time we expect to offer securities to raise additional funds, however, we have not determined the type of offering or the type or number of securities which we will offer. We have no plans to make a public offering of our common stock at this time. We also note that if we issue more shares of our common stock our shareholders may experience dilution in the value per share of their common stock.

RESULTS OF OPERATIONS

         The following table summarizes the results of our operations for the fiscal years ended December 31, 1999 and 1998.

                             Years Ended December 31
                              1999           1998
                            ---------      ---------
Revenues                    $ 822,673      $   2,168

Total Operating Expense       817,606        842,728

Net Profit (loss)               5,067       (840,560)



1997 to 1998

         Revenues for the fiscal year ended December 31, 1998 were $2,168, which represented a decrease from the $8,604 recorded for the fiscal year ended December 31, 1997. These revenues were received from consulting services provided to one of our licensees starting in 1997, and the bulk of the consulting services were provided in 1997.

         Operating expenses for the fiscal year 1998 were $842,728 which represented an increase from the $111,918 recorded for the fiscal year 1997. This increase is reflective of the expansion of our operations, including increased office and equipment expenditures, hiring of additional employees, expenses associated with Internet use, increased travel costs, increased expenditures for marketing and advertising, as well as costs of our financing activities.

         During fiscal year 1997 our operating activities provided $187,300 whereas in fiscal year 1998 our operating activities used $1,091,968 because of our expansion into Europe. We eliminated a payable to Global Gaming Link Systems, LTD for the software test prototype which resulted in our investing activities providing $300,000 in fiscal year 1997, compared to $94,335 used for investing activities in fiscal year 1998. For fiscal year 1997 our financing activities provided $18,893 from the sale of our common stock compared to $1,026,473 for fiscal year 1998.

1998 Compared 1999

         Our results of operation for the fiscal year ended December 31, 1999 represents operations conducted in our European processing and licensing operations. Revenues during fiscal year ended December 31, 1999 totaled $822,673 with $422,673 generated from our European processing operations and the remaining $400,000 coming from license income generated in the Unites States.

         Total operating expenses for the fiscal year ended December 31, 1999 were $817,606 which were 99.4% of the total revenues, compared to $842,728 in operating expenses in the fiscal year ended December 31, 1998 which were approximately 400% of revenues. Operating expenses in the fiscal year ended December 31, 1998 reflected start-up costs of our operations, including marketing expenses posted at $50,000, wages at $233,859, travel at $110,630 and $179,750 in commissions from our financing activities.

         Expenses in the fiscal year ended December 31, 1999 were reflective of continuing operations. Wages, and Consulting Fees were the largest line items for the fiscal year ended December 31, 1999 with $107,547 and $450,000, respectively. The expenses for operations in the United States were primarily from administrative expense items such as payroll, professional and legal fees, taxes, etc. In comparison the European expenses were attributed to labor, consulting fees, office expenses, travel and bank charges.

         Net cash used by our operating activities was $303,458 for the fiscal year ended December 31, 1999 compared to $1,091,968 provided by our operations for the fiscal year ended December 31, 1998. Net cash provided by investing activities was $94,335 for fiscal year ended December 31, 1998 compared to capital expenditures of $441,238 used from investing activities during the fiscal year ended December 31, 1999. Sales of our common stock provided $1,026,473 for the fiscal year ended December 31, 1998, compared to $748,800 for the fiscal year ended December 31, 1999.



                            DESCRIPTION OF PROPERTIES

         Our principal business office in the United States is located in St. Augustine, Florida. We lease 2,106 square feet of office space in an individual unit. We have a three year lease which expires March 30, 2001 and management believes this facility is adequate for our anticipated growth in the United States. We pay $1,683 per month for this lease, and the agreement does not provide for termination, other than by a court process. The administrative office located in St. Augustine, Florida manages our overall operations, including licensing agreements, corporate accounting and communications with the public.

         In August of 1999 we leased the top floor of a three story building located in Ruggell, Liechtenstein, which is approximately 10,000 square feet and houses our technical operations. This facility has state-of-the-art security and is made of concrete construction and will allow for limited future expansion, if needed. The lease has a monthly rent of $1,000 and is a month-to-month open-end lease for a term of one year. The rent will not change for a twelve month period from the date of said lease and thereafter will be reviewed for a potential cost-of-living increase anticipated to be between 5-8%. Our European office maintains, monitors and manages our technical operations and accounting records. The European office programs software, creates upgrades as needed, monitors our bank processing, and prepares graphics for our web site and for other publications. Our multi-lingual programmers monitor the functions performed by this division.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of our outstanding common stock of; (i) each person or group known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our executive officers, (iii) each of our director's and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficial ownership of those shares. The percentage of beneficial ownership is based on 19,612,889 shares of common stock outstanding as of April 17, 2000 and 466,657 shares subject to options granted to Management.

                            CERTAIN BENEFICIAL OWNERS

Name and Address of
Beneficial Owners                                             Number of Shares          Percentage of Class
------------------------------------                          ----------------          -------------------
Intertreuhand Aktiengesellschaft                                     1,895,284                          9.5%
9494 Schaan
Fuerstentum, Liechtenstein

David Skinner, Sr.                                                   1,510,000                          7.5%
126 Staghorn Hollow
Beech Mountain, North Carolina 28604

                                   MANAGEMENT

Name and Address of
Beneficial Owners                                             Number of Shares          Percentage of Class
-----------------------------------------------               ----------------          -------------------
Dr. Reinhard Proksch (1)                                      1,895,284                           9.5%
9494 Schaan
Fuerstentum, Liechtenstein

David Skinner, Jr.  (2)                                       1,288,750                           6.4%
145 Oviedo Street
St. Augustine, Florida 32084

Charles E. Scott  (3)                                           956,000                           4.8%
145 Oviedo Street
St. Augustine, Florida 32084

Douglas Morgan (4)                                              610,000                           3.0%
4790 Caughlin Pkwy #102
Reno, Nevada 89509

Ronald Oehri (5)                                                140,000                             *
Schlattstrasse 215 FL-9491
Ruggell, Liechtenstein

Markus Buechel                                                   10,000                             *
Land Street 153
Ruggell, Liechtenstein

All executive officers and directors as a group               4,900,034                          23.7%
(six persons) (1)(2)(3)(4)(5)
* Less than 1%

(1) Includes the shares held by Intertreuhand Aktiengesellschaft, of which Dr. Proksch is the Managing Director.
(2) Includes options to acquire 78,750 shares.
(3) Includes options to acquire 40,000 shares.
(4) Includes options to acquire 300,000 shares.
(5) Includes options to acquire 10,000 shares.

As of May 9, 2000, we had a total of 20,684,339 shares issued and outstanding and total stock options of 677,907.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our directors, executive officers and key employees and their respective ages and positions are set forth below. Biographical information for each of those persons is also presented below. Our bylaws require three (3) directors and our executive officers are appointed by our Board of Directors and serve at its discretion.

DIRECTORS AND OFFICERS

Name                                Age              Position Held
----                                ---              -------------
David C. Skinner, Jr.               31               President, CEO, CFO-Treasurer, Director

Charles E. Scott                    33               Vice President, Chief Technical Officer

Ronald Oehri                        40               Director, Secretary

Markus Buechel                      41               Director

Douglas Morgan                      47               Director

Dr. Reinhold Proksch                38               Director


         DAVID C. SKINNER, JR. Mr. Skinner was appointed Chairman of the Board, President and Treasurer on June 1, 1997. In July of 1999 he was re-elected President, Chief Executive Officer and Chief Financial Officer. From January 1995 he managed Skinner, Varney & Associates, a tax and business consulting firm. In 1996, Mr. Skinner was affiliated with Grand Holiday Casino of Aruba, where he managed the payout structure for an international sportsbook. From 1995 to 1997 he was employed by Enterprise Distributors, Inc., who made video gaming devices. In 1996 he served as a President of Caribbean Palace, Inc. (Club Casablanca) of Myrtle Beach, South Carolina.

         CHARLES E. SCOTT. Mr. Scott was appointed Vice President Technical on June 1, 1997. He was elected Vice President and appointed Chief Technical Officer in July of 1999. From 1995 to 1997, he was employed by Skinner, Varney & Associates as an office administrator. From 1996 to 1998 he was employed by Telephone Information System Services in Curacao where he designed and implemented secure Internet and intranet access to multiple sportsbooks. He received a bachelors degree in computer information systems from Florida State University.

         RONALD OEHRI. Mr. Oehri was appointed as a Director in July of 1999 and Secretary in March of 2000. From January 1, 1999 to the present he has been the C.E.O. of Quality Net AG which provides Internet marketing. Since September 1997 he has been the C.E.O. of SupraNet AG which is an Internet service provider. Beginning in December 1984 through the present he has been the C.E.O. of Koro AG, a trading company.

         MARKUS BUECHEL The Honorable Markus Buechel was appointed as a Director in February 2000. He began his career in 1981 by studying law at the University of Berne in Switzerland and the University of Munich in Germany. After a few years of legal practice with two of Liechtenstein's leading law firms, he was asked by the Liechtenstein Government in 1989 to represent the country in its European Union negotiations with the primary responsibility in financial services. Following his successful negotiation of the

European Union in 1992, Buechel was elected to the Liechtenstein Government as Minister of Finance in 1999 and subsequently as the country's Minister of Foreign Affairs in 1992. He was then voted Prime Minister of the Principality of Liechtenstein in a general election during 1993. Since Buechel's retirement from public office, he is active as a board member of a management consulting firm and two European telecommunication companies. Buechel's distinguished career in the public sector also resulted in the Prince of Liechtenstein awarding him the country's highest honor for his services to the nation.

         DDR. REINHARD PROKSCH DDr. Proksch was appointed as a Director in March 2000. He holds double doctorates in Information Systems and in Philosophy from Vienna and Salzburg Universities and is a Fulbright Scholar. While at Salzburg, where he also served as Associate Professor of Media and Communication Law, he was awarded in 1986 the highest academic honor in Austria - personally bestowed by the president of Austria. He subsequently earned an LL.M. in 1988 in Business and Tax and is admitted as an Attorney and Counselor at Law in New York state. DDr. Proksch served as Professor and Director of the Institute on Comparative Telecommunications Law at Edinburgh University, Scotland and as a Faculty Member of the McGeorge School of Law in Sacramento, California. He was an Attorney and Telecom Counsel with Hall Dickler & Co., a New York and LA law firm through 1990. From 1990-1994, he served as Director and Corporate Counsel with Liechtenstein-based trust company subsidiaries of leading Swiss and International Banks, including Barclays and Union Bank of Switzerland. Since 1994 he has been engaged in private practice in the areas of Telecom, Tax, Finance, and Media and served as a Director of Intertreuhand - one of the oldest asset management trust companies in Liechtenstein and founder of the European Economic Institute. He is the author of numerous publications and articles on Tax, Telecom and Media issues, frequently travels as an international lecturer, and serves on the Boards of several local and European Media and Telecom companies.

         DOUGLAS MORGAN Mr. Morgan was appointed as a Director in February 2000. He is a magna cum laude graduate from both Massachusetts Institute of Technology with a Bachelors Degree and Stanford University with a Masters Degree, both in Computer Science and Electrical Engineering. Mr. Morgan was also a National Science Foundation Fellow. He has over 25 years of experience in the computer and hi-tech industry with an early background in programming, design, and project management with companies such as Computer Sciences Corporation, Hughes, NCR, and Hewlett Packard. He founded and served from 1981 to 1984 as President of DynaMicro, Inc., a software and computer game development company known for its development of the national best selling game Dungeons of Daggorath. Mr. Morgan also served as Chairman of Unified Technologies, Inc., a hardware/software development company from 1981 to 1985, when the company merged with Hirsch Electronics Corp., one of its clients. He served as Vice-President of Engineering for Hirsch, a successful privately-held networked security system developer and manufacturer, from 1985 to 1989. From 1989-1994, he served as President and Chairman of Stratos Scientific Corp., a technical consulting firm, and from 1995 to 1997, he served as the Chairman of Visual Technologies, Inc., a multi-media development company. From 1995 to the present he has served as President and CEO of Performance Strategies, Inc., an international consulting firm serving the hi-tech and related industries and providing high- level assistance in strategic planning, corporate communications, business model and financial development, network and Internet strategies, and web-site development. He is the holder of 5 U.S. Patents relating to networking, security and computer systems design.

            EXECUTIVE COMPENSATION

         The following table shows compensation of our executive officers for our fiscal years ended 1998 and 1999

         SUMMARY COMPENSATION TABLE

                                                     Annual Compensation
                                                     ----------------------------
                                                     Fiscal                                      Restricted Stock or
         Name and Principal Position                 Year     Salary ($)    Bonus     Other(1)   Options Granted
         ---------------------------                 ----     ----------    -----     --------   -------------------
         David Skinner Jr.                           1999     $78,323        $0              0   66,250 (2)
         President, C.E.O.                           1998     $79,914        $0                  44,520 (3)

         Charles E.  Scott                           1998      50,900         0              0   35,000 (2)
         Vice President, Chief Technical Officer

         (1)      No other form of compensation has been paid or accrued.
         (2) Options granted as of December 31, 1999 which are 5 year options exercisable at $0.50 per share.
         (3) The Company owns a 1998 Ford Explorer vehicle which has been purchased for corporate use by the President/CEO, Mr. Skinner.


     (b)  Option/SAR Grants in Last Fiscal Year


                                                          INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------------------------
                       Number of Securities
                            Underlying
                       Options/SARs Granted      % of Total Options/SARs Granted to      Exercise or Base   Expiration
  Name                          (#)                   Employees in Fiscal Year             Price ($/Sh)        Date
  ----                 --------------------      ----------------------------------      ----------------   ----------
  David C. Skinner,    66,250                                                            $0.50              12/31/2005
  Jr.
  Charles E. Scott     35,000
                                                                                         $0.50              12/31/2005




         The Company has a Stock Option Plan, entitled the "Directors, Officers and Employees - Stock Option Plan 1999" (the "Plan"). Its purpose is to advance the business and development of the Company and its shareholders by affording to the employees, directors and officers of the Company the opportunity to acquire a proprietary interest in the Company by the grant of Options to such persons under the Plan's terms. By doing so the Company seeks to motivate, retain and attract highly competent, motivated employees, executive Officers and Directors to lead the Company. The effective date of the Plan was January 1, 1999. The Plan provides that the Board shall exercise its discretion in awarding Options under the Plan, not to exceed ten percent of the shares at any one time, provided that the options granted to any one person may not exceed five percent of the outstanding. The per share Option price for the stock subject to each Option shall be such price as the Board may determine. All Options must be granted within ten years from the effective date of the Plan. There is no express termination date for the Options, although the Board may vote to terminate the Plan. Under the Plan, there have been no Options granted.

(c) Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR
    Values: None

(d) Long-term Incentive Plans -- Awards in Last Fiscal Year: None

COMPENSATION OF DIRECTORS

         We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

EMPLOYMENT CONTRACTS

         As of the date of this filing we have not entered into formal employment agreements with our executive officers.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following information summarizes certain transactions either we engaged in during the past two years or we propose to engage in involving our executive officers, directors, 5% stockholders or immediate family members of such persons:

         In July 1998, we became a member of the CyberLink Monetary System in July 1998 when CyberLink Monetary Systems agreed to exclusively license us as the sole provider of Internet gaming for its data processing operations. The CyberLink Monetary System is managed by Intertreuhand Aktiengesellschaft . Intertreuhand Aktiengesellschaft is an Asset Management Trust licensed by the Government of Liechtenstein since 1954. The Managing Director of Intertreuhand Aktiengesellschaft is DDr. Reinhard Proksch. DDr. Proksch, a Fulbright Scholar, holds dual doctorates in law and information systems and is a director of Winners. A total of 2,045,284 shares of Winners common stock was issued to Intertreuhand Aktiengesellschaft.

         In July of 1999 we entered into an agreement with SupraNet AG for Internet services. Mr Oehri, our director, is the President and C.E.O. of SupraNet AG. The monthly fee for the services provided to Winners Internet by SupraNet AG is $1,340 per month and the agreement provides a 30 day opt-out clause for either party.

         In December 1999, we entered into a Marketing Agreement with Performance Strategies Inc., whereby 300,000 shares and options to acquire an additional 300,000 shares were issued to Performance Strategies, Inc. Douglas Morgan is the principal officer and shareholder of Performance Strategies, Inc., and is a director of Winners.

           DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, par value $.001, of which 19,612,889 were issued and outstanding as of April 12, 2000. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (i) to one non-cumulative vote for each share held of record of all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities.

CONVERTIBLE DEBENTURE

          We issued a convertible debenture for $260,000, which was collateralized by the issuance of 375,000 common shares. The debenture is convertible at 80% of the bid price at the time of conversion. The interest rate on the debenture is 8% per annum. The term of the debenture is three years.

PREFERRED STOCK

         We have not authorized preferred stock.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock is traded over-the-counter and quoted on the OTC NASDAQ Electronic Bulletin Board under the symbol "WINR". The following table represents the range of the high and low bid prices of our stock as reported by the Nasdaq Trading and Market Services for each fiscal quarter for the last two fiscal years ending December 31, 1998 and the nine month interim period ended September 30, 1999. There was no market activity prior to August 1997. Such quotations represent prices between dealers and may not include retail markups, markdowns, or commissions and may not necessarily represent actual transactions.

         Year              Quarter                            High              Low
         ----              -------                            ----              ---
         1997              Third Quarter                      4.875             2.25
                           Fourth Quarter                     2.8125            0.375
         1998              First Quarter                      0.812             0.15
                           Second Quarter                     1                 0.40625
                           Third Quarter                      1.625             0.33
                           Fourth Quarter                     3.00              0.45
         1999              First Quarter                      2.96875           1.34
                           Second Quarter                     2.4375            1.21875
                           Third Quarter                      1.71875           0.8125

         We have approximately 650 stockholders of record as of April 12, 2000. We have not declared dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. On July 14, 1997 we effected an 100-to-1 reverse stock split. All per share information in this registration statement has been retroactively restated to reflect this change.

         LEGAL PROCEEDINGS

         We are not a party to any proceedings or threatened proceedings as of the date of this filing.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         We have had no change in, or disagreements with, our principal independent accountant during our last two fiscal years.


         RECENT SALES OF UNREGISTERED SECURITIES

         The following discussion describes all securities we have sold within the past three fiscal years without registration.

         On January 31, 1997 we issued an aggregate of 600 common shares to three of our then officers and directors for services rendered on our behalf. The services were valued at $20.00 each and each received 200 shares. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

          On March 7, 1997 we issued 4,076 common shares to four persons for accounting and legal services. Such services were valued at $407.00. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On August 1, 1997 we sold 2,500,000 common shares for $50,000 to five persons. Such shares were issued pursuant to Rule 504.

         On September 15, 1997 we sold 17,145 common shares to Tom Curtis for $30,000. Such shares were issued pursuant to Rule 504.

         On December 19, 1997 we sold 20,000 common shares to Capital Communications, Inc. for $10,000. Such shares were issued pursuant to Rule 504.

         On April 28, 1998 we issued 500,000 common shares valued at $50,000 to Columbia Financial Group for public relations services. Such shares were issued pursuant to Rule 504.

         On May 7, 1998 we sold an aggregate of 1,000,000 common shares for $300,000 to Cognitive Investco, Inc. and Epicontinental Holding's Limited. Each purchased 500,000 common shares and such shares were issued pursuant to Rule 504.

         On May 19, 1998 we sold 500,000 common shares for $200,000 to Codecraft Corporation, Inc. Such shares were issued pursuant to Rule 504.

         On July 20, 1998 we issued 500,000 common shares to Intertreuhand Aktiengesellschaft in consideration for technology and services. Such shares were valued at $25,000. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On August 18, 1998 we sold an aggregate of 550,000 common shares for $220,000. Columbia Financial Group purchased 150,000 common shares and Codecraft Corporation purchased 400,000 common shares. Such shares were issued pursuant to Rule 504.

         On November 1, 1998 we sold 285,000 common shares for $99,750 to Cognitive Investco, Inc. Such shares were issued pursuant to Rule 504.

         On December 4, 1998 we issued 21,358 common shares to Intertreuhand Aktiengesellschaft for computer equipment valued at $10,679. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On December 15, 1998 we issued 500,000 common shares to Columbia Financial Group pursuant to Rule 505. Such shares were valued at $25,000 and were issued for public relations services provided to us.

         On December 22, 1998 we sold 100,000 common shares for $100,000 to Codecraft Corporation. Such shares were issued pursuant to Rule 504.

         On January 8, 1999 we sold 100,000 common shares for $100,000 to Cognitive Investco, Inc. Such shares were issued pursuant to Rule 504.

         On March 25, 1999 we sold 225,000 common shares for $202,500 to Bluegrass Secure Corp. Such shares were issued pursuant to Rule 504.

         On June 18, 1999 we issued 10,000 common shares valued at $7,498 to Ronald Oehri for technology services rendered. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On July 15, 1999 we sold 400,000 common shares for $220,000 to Trans-Pacific Security Consultants. Such shares were issued pursuant to Rule 504.

         On September 28, 1999 we sold 315,789 common shares for $149,999 to Orienstar Finance, Ltd. Such shares were issued pursuant to Rule 504.

         On October 1, 1999 we sold 147,369 common shares to Orienstar Finance, Ltd. for $70,000. Such shares were issued pursuant to Rule 504.

         On February 8, 2000 we sold 650,000 common shares to Ron Sparkman for marketing and public relations services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On February 8, 2000 we sold 650,000 common shares to Petty International Development for marketing and public relations services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On February 8, 2000 we sold 200,000 common shares to World of Internet.com for marketing and public relations services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On February 8, 2000 we sold 120,000 common shares to Ronald Oehri in consideration of the acquisition of 19% of SupraNet AG. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On February 28, 2000 we sold 2,500 common shares to Rinaldo Sperandio for technical consulting services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On February 28, 2000 we sold 10,000 common shares to Markus Buechel in consideration of his appointment to the Winners board of directors. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On March 14, 2000 we sold 100,000 common shares to World of Internet.com for $300,000. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On March 31, 2000 we sold 10,000 common shares to Douglas Morgan in consideration of his appointment to the Winners board of directors. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On March 31, 2000 we sold 300,000 common shares to Performance Strategies Inc., in consideration of marketing services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On March 31, 2000 we sold 1,523,926 common shares to Intertreuhand Aktiengesellschaft in consideration of the acquisition of the Plus Network Platform and other technology and services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         On April 26, 2000, we sold 343,225 shares to Villa Nova Management Co., Inc. and 343,225 shares to Michael A. Patterson Enterprises, Inc. for services. The issuance of such shares was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) as a private transaction not involving a public distribution.

         On April 26, 2000, we issued a convertible debenture for $260,000, which was collateralized by the issuance of 375,000 shares. The debenture is convertible at 80% of the bid price at the time of conversion. The interest rate on the debenture is 8% per annum. The term of the debenture is three years. The issuance of such securities was exempt from registration under the Securities Act of 1933 by reason of Sections 3(b) and 4(2) as a private transaction not involving a public distribution.

         In connection with each of these private transactions of our securities listed above, we believe that each purchaser (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition and (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer. We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Sections 3(b) and 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751 our Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise.

         We will not indemnify an individual adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit.

Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws.

         Our bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that the has met the appropriate standards of conduct and he will repay the advance if he is adjudged not to have met the standard of conduct.

Item 2. Acquisition or Disposition of Assets.
See Item 1 above.

Item 3. Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable

Item 5. Other Events
See Item 1 above

Item 6. Resignation of Registrant's Directors.
All of the prior officers and directors of GFS have resigned as a part of this acquisition and have been replaced by David C. Skinner, Jr., who is the sole officer and director of this subsidiary.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. See Attached Pro-Forma Financial Information.
See Attached Financial Statements.
See Attached Agreement for Share Exchange.

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S.
Not Applicable

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: May 10, 2000              By:  /s/ David C. Skinner, Jr.
                                        President

                         WINNERS INTERNET NETWORK, INC.


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Winners Internet Network, Inc.
St. Augustine, FL

The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended December 31, 1999 and the Unaudited Pro Forma Combined Balance Sheet of the Company as of December 31, 1999 have been prepared to illustrate the estimated effect of the Glennaire Financial Services, Inc. transaction. The Pro Forma Statements of Operations give pro forma effect to the Glennaire Financial Services, Inc. transaction as if it had occurred on December 31, 1999. The Pro Forma Balance Sheet gives pro forma effect to the Glennaire Financial Services, Inc. offering as if it had occurred on December 31, 1999. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Winners Internet Network, Inc.

Michael Johnson & Co., LLC
Denver, Colorado
May 10, 2000

                         WINNERS INTERNET NETWORK, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHETT
                              (DECEMBER 31, 1999)



                                                       Winners          Glennaire       Pro Forma          Pro Forma
                                                     Dec 31, 1999      Dec 31, 1999     Adjustments         Combined
                                                     -------------    -------------    -------------      -------------

ASSETS

Cash and cash equivalents                            $      32,961    $          --    $          --      $      32,961
Accounts receivable                                        548,912               --               --            548,912
                                                     -------------    -------------    -------------      -------------

    Current assets                                         581,873               --               --            581,873

Equipment and furniture, net                               549,140               --               --            549,140
Acquisition of subsidiary                                       --               --            4,599              4,599
                                                     -------------    -------------    -------------      -------------

     Other assets                                          549,140               --            4,599            553,739

      Total assets                                   $   1,131,013    $          --    $       4,599      $   1,135,612
                                                     =============    =============    =============      =============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current portion of notes payable                     $       3,600    $       2,903    $          --      $       6,503
Accounts payable                                           173,795               --               --            173,795
Accrued liabilities                                            712               --               --                712
                                                     -------------    -------------    -------------      -------------

     Current liabilities                                   178,107            2,903               --            181,010

Notes payable less current portion                           7,188               --               --              7,188
                                                     -------------    -------------    -------------      -------------

     Total liabilities                                     185,295            2,903               --            188,198
                                                     -------------    -------------    -------------      -------------

Capital stock                                               15,991            1,000              696             17,687
Stock subscription receivable                                   --             (900)             900                 --
Paid in capital                                          2,948,093               --               --          2,948,093
Retained deficit                                        (2,018,366)          (3,003)           3,003         (2,018,366)
                                                     -------------    -------------    -------------      -------------

     Total stockholders' equity                            945,718           (2,903)           4,599            947,414

     Total liabilities and stockholder's equity      $   1,131,013    $          --    $       4,599      $   1,135,612
                                                     =============    =============    =============      =============

                         WINNERS INTERNET NETWORK, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (For the Period Ended December 31, 1999)






                                                 WINNERS            GLENNAIRE           Pro Forma
                                             12-Month Period      9-Month Period        Combined
                                             Ended Dec 31, 99    Ended Dec 31, 99       Companies
                                             ----------------    ----------------    ----------------

Net Revenue                                  $        822,673    $             --    $        822,673
                                             ----------------    ----------------    ----------------

    Total Revenue                                     822,673                  --             822,673

General and administrative                            183,798                  80             183,878
Product development costs                             633,808                  --             633,808
                                             ----------------    ----------------    ----------------

     Net income (loss)                       $          5,067    $            (80)   $          4,987
                                             ================    ================    ================

PER SHARE DATA:
  Net income                                                                         $           0.01
                                                                                     ================

   Weighted average shares outstanding                                                     15,292,927
                                                                                     ================


OPERATING AND OTHER DATA:
   Cash interest expense, net                             108                  --                 108

CASH FLOW PROVIDED BY (USED FOR)
   Operating activities                      $       (303,458)   $             80    $       (303,378)
   Investing activities                              (441,238)                 --            (441,238)
   Financing activities                               748,800                  --             748,800

                         WINNERS INTERNET NETWORK, INC.
                Unaudited Pro Forma Combined Financial Statements
                                December 31, 1999





On May 9, 2000, Winners Internet Network, Inc. and Glennaire Financial Services. Inc. agreed upon a plan of reorganization. The agreement stated that Winners Internet Network, Inc. would exchange 10,000 shares of stock for all of the common stock of Glennaire Financial Services, Inc.

The Glennaire Acquisition was accounted for by the purchase method of accounting. Under the purchase method of accounting the total purchase price is allocated to intangible assets. The adjustments are to eliminate stock subscription receivable and retained deficit as a result of the Glennaire Acquisition.

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been report had the acquisition been in effect during the periods presented, or which may be reported in the future.

The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for Winners Internet Network, Inc. and Glennaire Financial Services, Inc.

                         WINNERS INTERNET NETWORK, INC.


                              FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Winners Internet Network, Inc.
St. Augustine, FL


We have audited the accompanying balance sheet of Winners Internet Network, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winners Internet Network, Inc., as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Michael Johnson & Co., LLC
Denver, Colorado
March 22, 2000

                         WINNERS INTERNET NETWORK, INC.
                                 BALANCE SHEET

                                                                DECEMBER 31
                                                         --------------------------
                                                            1999           1998
                                                         -----------    -----------
ASSETS:

Current assets:

   Cash in bank                                          $     1,866    $    28,857
   LTG - European bank                                        31,095             --
   A/R - Licensing Fees                                      310,000             --
   A/R - Credit Cards                                        238,912             --
                                                         -----------    -----------
      Total current assets                                   581,873         28,857

Fixed assets:

   Software                                                  516,138         75,000
   Equipment                                                  84,289         84,289
   Furniture & Fixtures                                        4,489          4,489
   Vehicles                                                   44,500         44,500
     Less Depreciation                                      (100,276)       (61,563)
                                                         -----------    -----------
     Total fixed assets                                      549,140        146,715

Other assets

   Loan receivable - D. Skinner, Jr                               --          3,700
   Prepaid marketing                                              --         25,000
                                                         -----------    -----------

      Total other assets                                          --         28,700

TOTAL ASSETS                                             $ 1,131,013    $   204,272
                                                         ===========    ===========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:

   Accounts Payable                                      $   173,795    $       427
   Accrued Payables                                              712         (1,326)
   Notes Payable - Current Portion                             3,600          3,600
                                                         -----------    -----------
      Total current liabilities                              178,107          2,701

Long term liabilities:

   Notes Payable                                               7,188         10,920
                                                         -----------    -----------
        Total long term liabilities                            7,188         10,920
                                                         -----------    -----------
           Total liabilities                                 185,295         13,621

STOCKHOLDERS' EQUITY
   Common Stock, par value $0.001: 50,000,000 shares
     authorized;  15,990,863 shares issued and
     outstanding for 1999 and 14,791,355 shares issued        15,991         14,791
     and outstanding for 1998
   Additional Paid-In Capital                              2,948,093      2,199,293
   Accumulated Deficit                                    (2,018,366)    (2,023,433)
                                                         -----------    -----------

      Total stockholders' equity                             945,718        190,651

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $ 1,131,013    $   204,272
                                                         ===========    ===========

    The accompany notes are an integral part of these financial statements.

                         WINNERS INTERNET NETWORK, INC.
                            Statement of Operations
                     For the Period Ended December 31, 1999
                 With Comparative Totals for December 31, 1998


                                          1999           1998
                                      ------------   ------------
REVENUE:

   Licensing Fees                     $    395,000   $         --
   Processing Income                       422,673             --
   License Income                            5,000
   Consulting Income                            --          2,168
                                      ------------   ------------

TOTAL REVENUE                              822,673          2,168

EXPENSES:
   Bank Charges                              1,730            490
   Commissions                              12,500        179,750
   Consulting Fees                         450,000         71,297
   Deprecation Expense                      38,713         43,713
   Dues & Subscriptions                      3,906          2,301
   Insurance                                15,664          5,398
   Internet                                 16,300         18,333
   Interest Expense                            108             --
   Marketing Expense                        25,000         50,000
   Meals & Entertainment                    25,506            387
   Miscellaneous Expense                        --            548
   Office Expenses                           8,559         13,065
   Professional & Legal Fees                25,333         13,311
   Rent                                     19,850         32,499
   Royalties                                    --         26,450
   Taxes & Licenses                          7,250         28,833
   Telephone                                26,410         11,370
   Travel                                   24,231        110,630
   Utilities                                 8,999            494
   Wages                                   107,547        233,859
                                      ------------   ------------

TOTAL EXPENSES                             817,606        842,728
                                      ------------   ------------

NET PROFIT (DEFICIT)                  $      5,067   $   (840,560)
                                      ============   ============

NET PROFIT (LOSS) PER COMMON STOCK    $       0.01   $      (0.06)
                                      ------------   ------------

WEIGHTED AVERAGE SHARES OUTSTANDING     15,282,927     13,988,450
                                      ------------   ------------

   The accompanying notes are an integral part of these financial statements.

                         WINNERS INTERNET NETWORK, INC.
                             Statement of Cash Flow
                     For the Period Ended December 31, 1999
                 With Comparative Totals for December 31, 1998

                                                       1999           1998
                                                   -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net Income (Loss)                               $     5,067    $  (840,560)
   Depreciation                                         38,713         43,713

CHANGES IN ASSETS & LIABILITIES:
   GGLS Payable                                             --       (250,000)
   Accounts Payable                                    173,368           (941)
   Accrued Payables                                      2,038
   Notes Payable - Ford Credit                          (3,732)        14,520
   Accounts Receivable                                (548,912)
   Loan Receivable                                          --         (3,700)
   Prepaid Marketing                                        --        (25,000)
   Advances Payable                                     30,000        (30,000)
                                                   -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES             (303,458)    (1,091,968)

CASH FLOWS USED FOR INVESTING ACTIVITIES:
   Capital Expenditure                                (441,238)        94,335
                                                   -----------    -----------
NET CASH USED FOR INVESTING ACTIVITIES                (441,238)        94,335

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of Ordinary Shares                         748,800      1,026,473
                                                   -----------    -----------
NET CASH PROVIDED BY FINANCING                         748,800      1,026,473

NET CASH IN CASH & CASH EQUIVALENTS                      4,104         28,840
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD          28,857             17
                                                   -----------    -----------
CASH & CASH EQUIVALENTS AT END OF PERIOD           $    32,961    $    28,857
                                                   ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
   Interest                                                108             --
   Income Taxes                                             --             --


   The accompanying notes are an integral part of these financial statements.

                         WINNERS INTERNET NETWORK, INC.
                              STOCKHOLDERS' EQUITY
                                DECEMBER 31, 1999


                                                        COMMON STOCKS               Additional        Accumulated         Total
                                                -----------------------------         Paid-In          Earnings        Stockholders'
                                                   Shares            Amount           Capital          (Deficit)          Equity
                                                -----------       -----------       -----------       -----------       -----------
Davki Agency Ltd., Inc. Merger                    8,000,000       $     8,000       $   359,287       $  (367,287)      $        --

Comstock/Empire International, Inc. Merger          294,944               295           703,373          (703,668)               --

Issuance of Stock for Cash & Services             2,539,912             2,540           110,160                --           112,700

Net Deficit 12/31/97                                     --          (111,918)         (111,918)
                                                -----------       -----------       -----------       -----------       -----------

Balance December 31, 1997                        10,834,856            10,835         1,172,820        (1,182,873)              782
                                                ===========       ===========       ===========       ===========       ===========

Issuance of 4/28 for Services                       500,000               500            49,500                --            50,000

Issuance of 5/7 for Cash                          1,000,000             1,000           299,000                --           300,000

Issuance of 5/19 for Cash                           500,000               500           199,500                --           200,000

Issuance of 7/20 for Services                       500,000               500            24,500                --            25,000

Issuance of 8/18 for Cash                           550,000               550           219,450                --           220,000

Issuance of 11/1 for Cash                           285,000               285            99,465                --            99,750

Issuance of 12/4 for Services                        21,358                21            10,658                --            10,679

Issuance of 12/15 for Services                      500,000               500            24,500                --            25,000

Issuance of 12/22 for Cash                          100,000               100            99,900                --           100,000

Issuance Correction 12/31(Comstock Merger)              141                --                --                --                --

Net Deficit 12/31/98                               (840,560)         (840,560)
                                                -----------       -----------       -----------       -----------       -----------

Balance December 31, 1998                        14,791,355            14,791         2,199,293        (2,023,433)          190,651
                                                ===========       ===========       ===========       ===========       ===========

Issuance of 1/8 for Cash                            100,000               100            99,900                --           100,000

Issuance of 3/25 for Cash                           225,000               225           202,275                --           202,500

Issuance of 6/18 for Services                        10,000                10             7,488                --             7,498

Issuance Correction 6/30 (Comstock Merger)            1,350                 2                --                --                 2

Issuance of 7/15 for Cash                           400,000               400           219,600                --           220,000

Issuance of 9/28 for Cash                           315,789               316           149,684           150,000

Issuance of 10/11 for Cash                          147,369               147            69,853                --            70,000

Net Profit 12/31/99                                      --                --                --             5,067             5,067
                                                -----------       -----------       -----------       -----------       -----------

Balance December 31, 1999                        15,990,863       $    15,991       $ 2,948,093       $(2,018,366)      $   945,718
                                                ===========       ===========       ===========       ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                         WINNERS INTERNET NETWORK, INC.
                          Notes to Financial Statements
                                December 31, 1999

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION:

On July 14, 1997, Winners Internet Network, Inc. (WIN) was incorporated under the laws of Nevada. The Company's fiscal year end is December 31. On July 15, 1997 Winners Internet Network, Inc. and Comstock-Empire International, Inc., a Washington Corporation merged pursuant to 368(a)(1)(A) and 368(a)(1)(F) of the Internal Revenue Code of 1986 as amended. Comstock-Empire merged into WIN, acquiring all issued and outstanding shares of Comstock-Empire for and in exchange for 294,944 shares of WIN common stock. Additional stocks were presented after the original date of the acquisition and thus have been issued WIN stock in 1998 and 1999. On July 31, 1997 Winners Internet Network, Inc. and Davki Agency LTD, Inc., a Delaware Corporation, merged in a plan of reorganization. WIN acquired all issued and outstanding shares of Davki Agency LTD, Inc. for and in exchange of 8,000,000 shares of WIN common stock. This stock transfer is pursuant to 368(a)(1)(B) of Internal Revenue code of 1986 as amended, as a tax-free exchange. The Davki Agency LTD, Inc. became a wholly owned subsidiary of WIN. Both entities were acquired by the purchase method and all inter-company transactions were eliminated in the acquisition. The impact of these acquisitions was not material in relation to the Company's results of operations. The Company is primarily engaged in the operation of an Internet E-commerce enterprise.

CAPITAL STOCK TRANSACTIONS:

The authorized capital stock of the corporation was 20,000,000 shares of common stock with a par value of $.001. On March 17, 1998 the authorized capital stock of the corporation was increased to 50,000,000 shares of common stock.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

PROPERTY AND EQUIPMENT:

Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is figured on a straight-line basis as follows:

         Computer Software                    7 years
         Equipment                            7 years
         Furniture & Fixtures                10 years
         Vehicle                              7 years

Depreciation expense for 1999 was $38,713.

                         WINNERS INTERNET NETWORK, INC.
                          Notes to Financial Statements
                                December 31, 1999

REVENUE RECOGNITION:

Revenue from leases of software and software documentation products is generally recognized upon product shipment provided that no significant vendor obligations remain and collection of the resulting receivable is deemed probable. The Company has entered into agreements whereby its licenses products to certain entities. These agreements generally provide for commitments, which are recognized upon contract signing and product acceptance.

USE OF ESTIMATES:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company has determined that the local currency of its international transaction is the functional currency. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", the assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at period-end and revenues and expenses are translated at average monthly exchange rates. Related translation adjustments are reported as a separate component of stockholders' equity, whereas, gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments. The carrying amount of the notes payable and long-term debt are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

NOTE 2 - NOTES PAYABLE

Note payable as of December 31, 1999 consist of the following:

     Note payable to Ford Credit dated December 1998.  Payable in
     60 monthly installments of $320, including interest of .09%            $10,788
                  Less current portion                                        3,600
                                                                            -------
                  Long Term Debt                                            $ 7,188
                                                                            =======

                         WINNERS INTERNET NETWORK, INC.
                          Notes to Financial Statements
                                December 31, 1999

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable licensing fees for $310,000 represents 6 entities, who have signed licensing agreements. Accounts receivable credit cards represents balances due from credit card companies for processing.

NOTE 4 - NET (LOSS) PER COMMON SHARE

The net (loss) per share has been computed by dividing net income (loss) by the weighted average number of common shares and equivalents outstanding.

NOTE 5 - INCOME TAXES

Significant components of the Company's deferred tax liabilities and assets are as follows:

Deferred Tax Liability                                $        0
                                                      ==========
Deferred Tax Assets
         Net Operating Loss Carryforwards             $2,018,366
         Book/Tax Differences in Bases of Assets          10,788
         Less Valuation Allowance                     (2,029,154
                                                      ==========
Total Deferred Tax Assets                             $        0
                                                      ==========
Net Deferred Tax Liability                    $        0
                                              ==========

As of December 31, 1999, the Company had a net operating loss carryforward for federal tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused the Company's effective tax rate to differ from the statutory income tax rate. The net operating loss carryfoward, if not utilized, will begin to expire in the year 2010.

                         WINNERS INTERNET NETWORK, INC.
                          Notes to Financial Statements
                                December 31, 1999

NOTE 6 - SUBSEQUENT EVENTS

A final agreement on the Letter of Intent was entered between SupraNet, AG (SupraNet), a Liechtenstein Company and Winners Internet Network, Inc. (WINR), a US Corporation dated March 1, 1999. On January 12, 2000 an option was exercised by WINR to acquire the common share interest of 19% of SupraNet. Management believes that the growth of SupraNet of over 80% for the last 5 years will continue in to the foreseeable future.

On December 13, 1999 INTERTREHAND, AG, a Liechtenstein Corporation entered into a final agreement with Winners Internet Network, Inc. (WINR), a US Corporation for the right, title, and interest in the "Plus Network." This right will also include any and all domains registered by CMS/WINR in the future to secure a broader market for processing. All future registrations by CMS will be for the benefit of Winners Internet Network, Inc.

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of the 9th day of May, 2000 (the "Agreement") is made by and among GLENNAIRE FINANCIAL SERVICES, INC., a Utah corporation ("Glennaire"), a public reporting company, 3158 Redhill Ave., Ste. 240, Costa Mesa, California 92626 and WINNERS INTERNET NETWORK, INC., a publicly traded Nevada corporation on the OTCBB ("Winners"), which is domiciled in Florida and its address is 145 Oviedo Street, St. Augustine, Florida 32084, and,

                                   WITNESSETH:

         WHEREAS, Winners desires to acquire one hundred percent (100%) of all of the common stock of Glennaire;

         AND, WHEREAS, Glennaire wishes to sell one hundred percent (100%) of its shares to Winners;

         NOW, THEREFORE, consideration of the mutual promises and representations contained herein, the parties to this contract agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

1.1 Exchange of Shares. Subject to the terms and conditions of this agreement, Winners agrees to acquire ("the Exchange") 1,000,000 common shares, which represents all of its outstanding shares of common stock of Glennaire, with the par value of $0.001, for 10,000 shares of Winners. For federal income tax purposes, the Exchange is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

1.2 Closing Date. The Exchange shall become effective (the "Closing Date") on the date shown above or as soon as possible at the offices of Winners unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken or documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties. Closing shall take place upon by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

1.3 Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be use, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF WINNERS.

Winners represents and warrants to Glennaire that:

2.1 Organization. Winners warrants that it is a corporation duly organized, validly existing; and in good standing in the State of Nevada and has all the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States and/or countries its business requires qualifications.

2.2 Capital. The authorized capital stock of Winners is comprised of Fifty Million (50M) shares of Common Stock, par value $0.01 per share (the "Winners Stock"), of which 20,684,339 shares are issued and outstanding. There currently are not, and at the Closing Date and time of this agreement, there shall not be any outstanding subscriptions, options, rights, warrants, debentures, or other instruments, convertible securities or other agreements or commitments obligating Winners to issue or transfer from treasury any additional shares of its capital stock of any class, except for the 10,000 shares of Winners stock to be issued to Mr. Vincent van den Brink contemplated hereunder, and 375,000 shares set aside as collateral for a convertible debenture, both of which were included in the 20,684,339 outstanding shares referred to above, and a Stock Option Plan for 677,907 shares, none of which have been issued to date.

2.3 Subsidiaries. Winners has no subsidiaries, nor does it own any interest in any other enterprise.

2.4 Directors and Officers. The Board of Directors of Glennaire shall resign after the exchange of stock.

2.5 Financial Statements. It is understood by the parties that Winners or any of its agents, servants or employees are not making any representation with respect to any activity of any other firm, person, or corporation. Winners does however represent and warrant that the information furnished by Winners, its agents, servants or employees for and on behalf of Glennaire by Winners is true, correct and accurate.

2.6 Tax Returns. Winners is current on all of its Federal, State or local tax returns required by law, nor is Winners required by law to pay any taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by Winners.

2.7 Trade Names and Rights. Winners owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, domain names and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

2.8 Compliance with Laws. Winners has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

2.9 Litigation. Winners is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of Winners, would affect Winners or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of Winners, threatened against or affecting Winners or its business assets or financial condition. Winners is not in default with respect to any order, writ, injunction or decree of any Federal, State, local or foreign court, department, agency, or instrumentality applicable to it.

2.10 Authority. Winners has authorized the execution of this agreement and the consummation of the transaction contemplated herein, and Winners has full power and authority to execute, deliver, and perform this agreement, and this agreement is executed by one director so authorized by the board of directors of Winners, and is a legal, valid, and binding obligation of Winners, and is enforceable in accordance with its terms and conditions.

2.11 Ability to Carry Out Obligations. The execution and delivery of this agreement by Winners and the performance by Winners of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which Winners is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Winners, or, (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of Winners.

2.12 Full Disclosure. None of the representations and warranties made by Winners herein, or any exhibit, certificate or memorandum furnished or to be furnished by Winners on behalf of Winners, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading, provided that the auditor of Winners financial statements shall be ultimately responsible for certifying the truth and accuracy of Winners' audited financial statement.

2.13 Material Contracts. Winners has no material contracts to which it is a party or by which it is bound, other than those known to the directors of Winners and Glennaire.

2.14 Securities. Winners acknowledges that the Exchange Share to be issued hereunder shall be registered pursuant to an SB-2 registration statement filed under the Securities Act. The certificate representing such shares shall bear a restrictive legend with respect to the Securities Act, and such shares may not be freely sold and distributed under the Securities Act, until such shares are registered.

2.15 Board Approval. The approval and adoption of this Agreement and Plan of Reorganization by the Board of Directors is a condition precedent to the undertaking and obligation of Glennaire to exchange its shares for Winners shares.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF GLENNAIRE

Glennaire warrants and represents to Winners that:

3.1 Organization. Glennaire is a corporation duly organized, validly existing, and in good standing in the State of Utah, and Glennaire warrants that it is a duly organized, validly existing corporation, in good standing, and has all of the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States its business requires qualifications. Glennaire warrants that it has One (1) shareholder (of record and beneficially), that it has filed its Form 10-SB with the SEC, and that all necessary SEC filings will have been made by Glennaire.

3.2 Capital. The issued capital stock of Glennaire is 1,000,000 shares. The authorized capital stock of Glennaire is comprised of 50,000,000 shares of Common Stock, $0.001 par value per share (the "Glennaire Stock"), of which 1,000,000 shares are issued and outstanding. In addition, it has authorized but unissued 10,000,000 shares of $0.001 par value Preferred Stock.

3.3 Subsidiaries. Glennaire has no subsidiaries, nor does it own any interest in any other enterprise.

3.4 Tax Returns. Glennaire has filed all necessary Federal, State and/or local tax returns required by law. Glennaire has paid and discharges all taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by Glennaire. Glennaire warrants that it does not owe any state or federal withholding taxes.

3.5 Trade Names and Rights. Glennaire owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

3.6 Compliance with Laws. Glennaire has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

3.7 Litigation. Glennaire is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of Glennaire, that would affect Glennaire or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of Glennaire, threatened against or affecting Glennaire or its business assets or financial condition.

Glennaire is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it.

3.8 Authority. Vincent van den Brink is the owner of 1,000,000 shares of Glennaire, has authorized the execution of this Agreement and the consummation of the transaction contemplated herein, and that Glennaire has full power and authority to execute, deliver, and perform this agreement, and this Agreement is executed by its one director so authorized by the board of directors of Glennaire, and is a legal, valid, and binding obligation of Glennaire, and is enforceable in accordance with its terms and conditions.

3.9 Ability to Carry Out Obligations. The execution and delivery of this agreement by Glennaire and the performance by Glennaire of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which Glennaire is a party, or by which it may be bound, nor will any consents or authorizations of any Party other than those required, (b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Glennaire, or, (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of Glennaire.

3.10 Full Disclosure. None of the representations and warranties made by Glennaire herein, or any exhibit, certificate or memorandum furnished or to be furnished by Glennaire, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

3.11 Filing With SEC. Within 60 business days following the date of this Agreement, Winner shall prepare and file with the SEC under the Securities Act of 1933, a registration statement on Form SB-2 covering all shares of Winners Stock issuable as a consequence of this Agreement. The Registration Statement shall not be filed, and no amendment or supplement thereto shall be made by Winners, without the inclusion of the Winners stock to be issued under this Agreement.

                                   ARTICLE IV
                  COVENANTS PRIOR TO AND SUBSEQUENT TO CLOSING

4.1 Covenants Prior to and Subsequent to Closing. It is agreed between the parties hereto that Winners may visit the offices of Glennaire or Glennaire may visit the offices of Winners to obtain copies of data contained in all currently active files or current contracts and agreements of any and all categories of business, with any company or person. Any and all such data and documentation not previously released by Winners, and being currently in the possession of Winners, shall be delivered into hands of the officers of Glennaire, or to be delivered to an office of Glennaire. Any and all such data and documentation not previously released by Glennaire and necessary to this agreement, and being currently in the possession of Glennaire shall be delivered into hands of the officers of Winners, or to be delivered to an office of Winners. Such data and documentation shall include all copies of files, documents, shareholders and directors minutes, minute books/records, etc., at the earliest possible time, on or after the Closing Date hereof.

                                    ARTICLE V
                 CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

5.1 Conditions. Parties to this agreement and the obligations hereunder shall be subject to the satisfaction at closing of all the conditions set forth in
Article II and Article III. The party to whom a duty is owed or is owed an obligation of the other party to this contract waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by the party so making a waiver of any other condition of, or any of said parties other rights or remedies, at law or in equity, if either party is in default of any of the representations, warranties or covenants under this agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this agreement, all representations and warranties by either party in agreement or in any other written statement delivered to the other under this agreement shall be true and accurate on and as of the Closing Date as though made at this time.

5.3 Performance. The parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with it on or before the Closing Date.

5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or its consummation, shall have been instituted or threatened against either Winners or Glennaire on or before the Closing Date. No action, suit, or other proceeding before any court or other governmental body or authority that could jeopardize or put at risk of loss, the current assets of Glennaire or Winners, shall have been instituted or threatened against either on or before the Closing Date of this agreement. Glennaire and/or Winners shall resolve in its favor any dispute, action, or threatened legal action, from any court or any governmental body, prior to the Closing Date of this agreement, in the event any such action or so threat of action should currently exist. Any dispute in which Glennaire or Winners may have a part, any action, suit or proceeding by any person, entity, court or governmental body or authority against Glennaire and/or Winners left unresolved on the Closing Date of this agreement, shall immediately render this Agreement, on that date forever null and void, without further notice from either Glennaire or Winners.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1 Termination Prior to Closing. (a) If the Closing has not occurred by May 30, 2000, subject to a 30 day extension by Winners, or any other extension as agreed by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof. Said termination date may be extended or may be terminated prior to the termination date only by written agreement of the parties hereto. This Agreement may be canceled prior to the execution of the above stated term in the event of the following events:

         a.) By mutual written agreement, in the event either party files for relief under federal bankruptcy proceedings, in the event involuntary bankruptcy proceedings are initiated against either party hereto in the event of death, liquidation, physical or mental incapacity of either party hereto, and, in the event of fraud or misrepresentation by one of the parties hereto.

6.2 Amendment or Modification. This agreement shall represent the entire agreement by and between the parties hereto except as otherwise provided herein and it may not be changed except by written agreement duly executed by all of the parties hereto.

6.3 Assignment. Neither party shall have the right to transfer or assign his interest in this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

6.4 Corporate Authority. If any party hereto is a legal entity, including but not limited to, an association, corporation, joint venture, limited partnership, partnership, or trust such party represents to the other that this agreement and the transactions contemplated herein and the execution and delivery hereof have been duly authorized by all necessary corporate partnership or trust proceedings and actions including but without limitation to the action on the part of the directors, officers and agents of said entity. Furthermore, said party represents that appropriate corporate meetings were held to authorize the aforementioned obligations and certified copies of such corporate minutes and corporate resolutions authorizing this transaction have been delivered to all parties to this agreement prior to or at the time of execution of this agreement.

6.5 Dispute or Contest: Attorney's Fees. In the unlikely event that a dispute occurs or a cause of action in law or equity arises out of the operation, construction, interpretation or enforcement of this Agreement, the losing party shall bear the cost of the attorneys fees incurred by the prevailing party ; and any and all costs applicable thereto, including but not limited to, court costs, deposition fees, out of pocket expenses and travel expenses which are incurred by the prevailing party.

6.6 Dispute or Contest: Arbitration. In the unlikely event that a dispute occurs applicable to the operation, construction, interpretation or enforcement of this agreement, the parties hereby agree to submit said dispute to a commercial arbitrator so that the matter may be arbitrated in lieu of resolving said dispute in a court of law or equity. The parties shall choose an arbitrator from the American Arbitration Association pursuant to the following process:

The parties shall request from the American Arbitration Association a list of nine commercial arbitrators and each party, assuming there are two parties to the agreement, shall have four strikes and thereby strike from said list the arbitrators they do not wish to use. The remaining arbitrator, the one that has not been stricken, shall be the arbitrator that shall hear the matter. The parties agree to follow the American Arbitration Association rules, guidelines and procedures. The

Arbitrator shall set the matter for hearing; and shall control the procedures used therein. The parties shall abide by the arbitrator's decision, which shall be final and binding. The parties hereto agree that there shall be no right to appeal the arbitrator's decision. In the event the losing party refuses to comply with the arbitrator's decision, parties hereby agrees to an award of Five Thousand and No/100ths ($5,000.00) Dollars as punitive and/or liquidated damages for said party's noncompliance with the arbitrator's decision. Said party furthermore agrees to reimburse the prevailing party any and all attorneys fees, and costs of litigation incurred in order to compel the losing party's performance in compliance with the arbitrator's decision.

6.7 Confidential Information. The parties hereto agree that the information and data at each other's disposal during the term of the negotiation of this agreement, operation and enforcement of this Agreement is considered proprietary information and confidential. Such information if disseminated to third parties would be detrimental to the owner of said proprietary data. Accordingly, each party hereto agrees to take any and all reasonable precautions to restrict the dissemination of such information by its employees, agents or subcontractors. This obligation shall continue notwithstanding the termination of this Agreement for a period of five years from the Closing Date of this agreement. During the term of this Agreement or any extension thereto, neither party shall permit access by any non-affiliated to said proprietary information without the other party's written permission thereto.

6.8 Defense, Hold Harmless and Indemnity Clause. It is the specific and express intent and the agreement of the parties hereto that in the event one party hereto should cause, either directly or indirectly, damage, loss, destruction, liability or claims against the other party as a result of intentional conduct, negligence or otherwise, said offending party shall hold harmless and indemnify the other party from any and all obligations, liabilities, cause of actions, law suits, damages, assessments, including legal fees etc, as a result of said offending party's intentional actions or negligence. This indemnification clause shall survive this Agreement and be enforceable as a separate agreement in the event necessary.

6.9 Force Majeure. Neither party shall be liable or responsible to the other party for any delay, damage, loss, failure, inability to perform caused by "force majeure." The term "force majeure", as used in this agreement, shall mean an act of God, strike, act of the public enemy, war, mines or other items of ordinance, blockage, public rioting, lightning, fire, storm, flood, explosions, inability to obtain materials, supplies, labor permits, servitudes, rights of way, acts or restraints of any governmental authority, epidemics, landslides, lightning storms, earthquakes, floods, storms, washouts, arrests, restraints of rulers and peoples, civil disturbances, explosions, breakage or accident to machinery or lines of equipment, temporary failure of equipment, freezing of equipment and any other cause whether of the kinds specifically enumerated above or otherwise which are not reasonably within the control of the parties hereto and which by the exercise of due diligence could not be reasonably prevented or overcome. Such causes or contingencies effecting the performance of this agreement by any party hereto shall not relieve such party of liability in the event of its concurring negligence or in the event of its failure to remedy this situation if it is within its reasonable control or it could reasonably remove the cause which has prevented its performance. The parties shall use all reasonable dispatch to remove all contingencies effecting the performance of this agreement. This clause shall not relieve any party from its obligations to make payments of amounts then due for previous work; or obligations contemplated and performed hereunder. Furthermore, the party asserting this privilege shall give a full and complete notice of the facts which it considers to excuse its performance under this "force majeure" clause. The parties hereto agree in the event time limits are not met under this agreement as a result of "force majeure", to an extension of said time limit or deadline for the number of days for which the "force majeure" condition existed and after said force majeure condition has expired, the contract shall continue under the same operations and circumstances as existed prior to the "force majeure" event.

6.10 Further Assurances. Each party hereto further agrees that it shall take any and all necessary steps, sign and execute any and all necessary documents or documents which are required to implement the terms of the agreement of the parties contained in this contract, and each party shall refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of the other party to this Agreement. This Agreement and exhibits attached hereto and incorporated herein contain the entire agreement of the parties, and there are no representations, inducements, promises, agreements, arrangements, undertakings, oral or written, between the parties hereto other than those expressly set forth hereinabove and duly executed in writing. No agreement of any kind shall be binding upon either party until the same has been made in writing and duly executed by both parties hereto. Upon execution of this agreement by all parties, all previous agreements, contracts, arrangements or undertakings of any kind relative to the matters contained herein are hereby canceled and all claims and demands not contained in this agreement are deemed fully completed and satisfied.

6.11 Independent Status. It is agreed and understood that any work requested by the parties hereto shall be performed under the terms of the Agreement and that all parties hereto are considered independent contractors. Each party is interested only in the results obtained hereunder and has the general right of inspection and supervision in order to secure the satisfactory completion of such work. Neither party shall have control over the other party with respect to its hours, times, employment etc. Under no circumstances shall either party hereto be deemed an employee of the other, nor shall either party act as an agent of the other party. Furthermore, the parties hereto warrant that all obligations imposed on them by this Agreement shall be performed with due diligence in a safe competent workmanlike manner and in compliance with any and all applicable statutes, rules and regulations. Any and all joint venture or partnership status is hereby expressly denied and the parties expressly state that they have not formed either expressly or impliedly a joint venture or partnership.

6.12 Captions and Paragraph Headings. The captions, numbering sequences, titles, paragraph headings and punctuational organization used in this Agreement are for convenience only and shall in no way define, limit or describe the scope or intent of this agreement or any part thereof. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever other than to aid a reasonable interpretation of the agreement. The titles to each of the various articles and paragraphs are included for convenience or reference only and shall have no effect on or be deemed as part of the text of this Agreement. Use of pronouns such as the use of neuter, singular or pronouns refer to the parties described herein and shall be deemed a proper reference even though the parties may be an individual, partnership, corporation, association, trust, group of two or more individuals, partnerships, corporations or joint venture. Any necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one party to this Agreement and to either corporations, associations, partnerships, trusts, individuals, males or females, shall in all instances be assumed as though each case were fully expressed. If any word, phrase, clause or paragraph or other provision of this agreement is adjudicated or otherwise found to be against public policy, void or unenforceable, then said words or provisions shall be deleted or modified in keeping with the express intent of the parties hereto as necessary to render this Agreement valid and enforceable. All such deletions or modifications shall be the minimum required to effect the foregoing and the intent of the parties to this Agreement.

6.13 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement. In the event that a comparison of said multiple agreements reveals that said Agreements contain differences or inconsistencies, then the Agreement which is first executed and signed by all of the parties hereto, shall be deemed the original Agreement and all said other agreements, although duly signed by the said parties, shall be deemed inferior and subordinate to the aforesaid first signed Agreement.

6.14 Notices. Any and all notices or other communications required or permitted to be even pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by certified, return receipt requested mail, postage prepaid and addressed as follows: To:

         Glennaire Financial Services, Inc.
         3158 Redhill Ave., Ste. 240
         Costa Mesa, CA 92626

         Winners Internet Network, Inc.
         145 Oviedo Street
         St. Augustine, FL 32084

Either party hereby reserves the right to designate in writing to the other party a change of address or other place that said notices shall be sent to.

6.15 No Waiver. The failure or delay of either party in the enforcement of the rights detailed herein shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel either at equity or at law. Such party may exercise its rights herein despite said delay or failure to enforce said rights at the time the cause of action or right or obligation arose.

6.16 Parties Bound Clause. This Agreement shall be binding upon and inure to the benefit to the parties hereto, their respective heirs, executors, administrators, legal representatives, successors and assigns. The parties hereto expressly agree that in the event a party hereto seeks to or does transfer any and all, or part of its assets to a separate entity, not a party to this agreement, said entity shall be liable under this Agreement as if said transfer had not occurred.

6.17 Severability. If any provisions of this agreement shall for any reason be held violative of any applicable law, governmental rule or regulation, or if said Agreement is held to be unenforceable or unconscionable then the invalidity of such specific provision herein shall not be held to invalidate the remaining provisions of this Agreement. Such other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of said invalid provision destroys the legitimate purposes of this Agreement in which event this Agreement shall be null and void.

6.18 State Law and Venue Determination. This Agreement shall be subject to and governed under the laws of the State of Florida. Any and all obligations are performable and payable in St. Johns County, Florida. The parties hereto agree that venue for purposes of any and all lawsuits, cause of actions, arbitrations or other disputes shall be in St. Johns County, Florida.

6.19 Status of Agreement and Prior Understandings. This Agreement and the exhibits attached hereto and incorporated herein, if any, contains the entire Agreement of the Parties and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written between the Parties hereto other than those set forth and duly executed in writing. No agreement of any kind shall be binding upon either Party unless and until the same has been made in writing and duly executed by both Parties.

6.20 Time. Time is of the essence in this Agreement and, accordingly, all time limits shall be strictly construed and strictly enforced. Failure of one party to this Agreement to meet a deadline imposed hereunder shall be considered a material and significant breach of this Agreement and shall entitle the non breaching party to any and all rights of default as stated hereinabove.

6.21 Acceptance. This Agreement shall not be binding until it is executed by both parties to this agreement.

6.22 Date of Effectiveness. This Agreement shall become effective upon the execution of the same by all of the parties hereto and all obligations contained herein shall be conclusive and binding upon all of the parties hereto. Accordingly, this Agreement shall no longer be considered executory as of the date that all parties have affixed their signatures hereto.

6.23 Signatory Clause. This Agreement is signed, accepted and agreed to by all parties hereto by and through the parties or their agents or authorized representatives. All parties hereto hereby acknowledge that they have read and understand this Agreement and the attachments and/or exhibits hereto. All parties further acknowledge that they have executed this legal document voluntarily and of their own free will.

6.24 Public Disclosure. From and after the date hereof through the Closing Date, Winners shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Glennaire, which consent shall not be unreasonably withheld or delayed. It is understood by Winners that Glennaire is required under the Exchange Act to make prompt disclosure of any material transaction.

   THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


WINNERS INTERNET NETWORK, INC.

By: ___signed_______________________
    David Skinner, Jr., President

GLENNAIRE FINANCIAL SERVICES, INC.

By: ___signed_______________________
    Vincent van den Brink, President


THE SHAREHOLDER OF GLENNAIRE FINANCIAL SERVICES, INC.


 ___signed_______________________
    Vincent van den Brink